UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 27, 2010

United Online, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-33367	77-0575839
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21301 Burbank Boulevard
Woodland Hills, California 91367
(Address of Principal Executive Offices) (Zip Code)

Telephone: (818) 287-3000
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e).  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors (the “Board”) of United Online, Inc. (the “Company”) previously approved, subject to stockholder approval at the Company’s 2010 annual meeting of stockholders (the “Annual Meeting”), the United Online, Inc. 2010 Incentive Compensation Plan (the “2010 Incentive Compensation Plan”).  A total of 23,600,000 shares of the Company’s common stock have been reserved for issuance under the 2010 Incentive Compensation Plan, and the Company’s executive officers, other employees of the Company and its subsidiaries, the Company’s non-employee Board members and board members of any parent or subsidiary of the Company, and independent consultants in the service of the Company or any parent or subsidiary of the Company are eligible to receive awards under the 2010 Incentive Compensation Plan.

The 2010 Incentive Compensation Plan is divided into three separate programs:

(i)            the discretionary grant program under which eligible persons may be granted either options to purchase shares of the Company’s common stock or stock appreciation rights tied to the value of the Company’s common stock;

(ii)           the stock issuance program under which shares of the Company’s common stock may be issued pursuant to restricted stock awards, restricted stock units, performance shares, or other stock-based awards which entitle the recipients to receive fully-vested shares upon the attainment of designated performance goals or the completion of a prescribed service period, and under which eligible individuals may also be issued fully-vested shares as a bonus for services rendered to the Company or a subsidiary thereof; and

(iii)          the incentive bonus program under which eligible persons may be provided with cash-denominated bonus opportunities tied to the attainment of pre-established performance milestones and payable in cash or shares of the Company’s common stock.

The number of shares reserved for issuance under the 2010 Incentive Compensation Plan will be reduced on a one-for-one basis for each share subject to an award made under the discretionary grant program and by a fixed ratio of 2.5 shares for each share subject to a restricted stock unit or other full value award made under the stock issuance program or incentive bonus program.

Unless sooner terminated, the 2010 Incentive Compensation Plan will terminate on April 9, 2020, and no further awards would be made under the 2010 Incentive Compensation Plan after that date.

The foregoing description of the material terms of the 2010 Incentive Compensation Plan does not purport to be a complete description of the 2010 Incentive Compensation Plan and is qualified in its entirety by reference to the 2010 Incentive Compensation Plan, a copy of which will be filed as an exhibit to the Company’s Form 10-Q for the quarterly period ending June 30, 2010.

Item 5.07(a) and (b).     Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, which was held on May 27, 2010, the Company’s stockholders (i) elected the two nominated directors, (ii) ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010, (iii) approved the adoption and implementation of the 2010 Incentive Compensation Plan, and (iv) approved the adoption and implementation of the United Online, Inc. 2010 Employee Stock Purchase Plan.

The results of the voting for the two director nominees were as follows:

	For	Withheld	Broker Non Votes (all directors)
Robert Berglass	18,746,964	46,382,507	11,632,941
Kenneth L. Coleman	18,757,367	46,372,104	11,632,941

The results of the voting on the additional proxy items were as follows:

	For	Against	Abstain	Broker Non Votes
Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010	75,416,356	1,297,134	48,922	—
Approval of the adoption and implementation of the United Online, Inc. 2010 Incentive Compensation Plan	33,810,654	30,725,484	593,333	11,632,941
Approval of the adoption and implementation of the United Online, Inc. 2010 Employee Stock Purchase Plan	62,479,042	2,046,593	603,836	11,632,941

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 28, 2010	UNITED ONLINE, INC.

	By:	/s/ Scott H. Ray
Scott H. Ray
Executive Vice President and Chief Financial Officer